Exhibit 99.1

Media Contact: Stephanie Wonderlick Red Hat, Inc. (571) 421-8169 swonderl@redhat.com	Investor Relations: Tom McCallum Red Hat, Inc. (919) 754-4630 tmccallum@redhat.com

Red Hat Announces $300 Million Stock Repurchase Program

Raleigh, N.C. – April 15, 2013 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that its Board of Directors has authorized the repurchase of up to $300 million of Red Hat’s common stock from time to time on the open market or in privately negotiated transactions.

The new program replaces the previous $300 million repurchase program, the final $179 million of which was completed since February 28, 2013 at an average price of $49.15 per share, inclusive of commissions, for a total of 3.6 million shares. “Over the last 13 months we have repurchased $300 million or 5.9 million shares of Red Hat common stock under the current program, equivalent to 3% of our shares outstanding as of February 28, 2013,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “Our management team and Board of Directors have a strong conviction in our long-term growth prospects and our ability to generate profits and cash flow. We believe that stock repurchases demonstrate our commitment to building shareholder value as well as confidence in achieving long-term growth.”

The timing and the amount of any repurchases of common stock will be determined by Red Hat management based on its evaluation of market conditions and other factors. Repurchases of common stock may be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when Red Hat might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time.

The repurchase program will be funded using Red Hat’s working capital. As of February 28, 2013, Red Hat had cash and investments of approximately $1.3 billion.

Red Hat had approximately 193.0 million shares of common stock outstanding as of February 28, 2013.

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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